EXHIBIT 23.1

                       Consent of Independent Auditors

We consent to the incorporation by reference in the following registration statements of our report dated April 10, 1998 except for Note 1 as to which the date is April 20, 1998, with respect to the consolidated financial statements of Global Med Technologies, Inc. included by reference in this Form 10-KSB for the year ended December 31, 1997:

1. Registration Statement on Form S-8 (No. 333-28155) pertaining to the registration of 1,234,279 shares of Global Med Technologies, Inc. stock dated May 30, 1997 for the Amended and Restated Option Plan.

2. Registration Statement on Form S-8 (No. 333-39193) pertaining to the registration of 100,000 shares of Global Med Technologies, Inc. stock dated October 31, 1997 for the 1997 Employee Stock Compensation Plan.

3. Registration Statement on Form S-8 (No. 333-45031) pertaining to the registration of 965,721 shares of Global Med Technologies, Inc. stock dated January 27, 1998 for the Second Amended and Restated Stock Option Plan.



                                   /s/ ERNST & YOUNG LLP
                                   ERNST & YOUNG LLP

Denver, Colorado
April 20, 1998